                                                                    Exhibit 99.1

                     SPACELABS BURDICK, INC. AND SUBSIDIARY

                        Consolidated Financial Statements

                           December 31, 2002 and 2001

                   (With Independent Auditors' Report Thereon)

                     SPACELABS BURDICK, INC. AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Auditors...............................    3
Consolidated Balance Sheets..................................    4
Consolidated Statements of Operations........................    5
Consolidated Statements of Parent Investment ................    6
Consolidated Statements of Cash Flows........................    7
Notes to Consolidated Financial Statements...................    8

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Quinton Cardiology Systems, Inc.

         We have audited the accompanying consolidated balance sheets of Spacelabs Burdick, Inc. and subsidiary as of December 31, 2001 and 2002, and the related consolidated statements of operations, parent's investment, and cash flows for each of the years in the two-year period ended December 31, 2001, for the period January 1, 2002 through July 2, 2002, and for the period July 3, 2002 through December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Spacelabs Burdick, Inc. and subsidiary as of December 31, 2001 and 2002, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2001, for the period January 1, 2002 through July 2, 2002, and for the period July 3, 2002 through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

         As discussed in Note 1 to the consolidated financial statements, on July 3, 2002, the Company's parent was acquired in a transaction accounted for as a purchase. The purchase accounting resulted in all assets and liabilities being recorded at their estimated fair values. The effects of the purchase accounting have been pushed down to the financial statements of the Company. Accordingly, the consolidated financial statements for the period subsequent to the acquisition are not comparable to the financial statements presented for prior periods. Also, as discussed in Note 2 to the consolidated financial statements, on January 1, 2002, the Company changed its method of accounting for goodwill and other intangible assets.

/s/ KPGM LLP
--------------------
Seattle, Washington
March 17, 2003

                     SPACELABS BURDICK, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                      ------------------
                                                                       2001        2002
                                                                      -------    -------
ASSETS:
    Current Assets:
        Cash                                                          $   489    $   386
        Accounts receivable, net of allowance for doubtful
                   accounts of $311 and $356, respectively              6,444      5,271
        Inventories                                                     9,001      6,377
        Prepaid expenses and other current assets                          24        139
                                                                      -------    -------
        Total current assets                                           15,958     12,173
                                                                      -------    -------
    Machinery and equipment, net of accumulated
              depreciation and amortization of $7,278 and $299,
              respectively                                                975      1,180
    Intangible assets, net of accumulated amortization
               of $1,530 and $525, respectively                         5,167      6,887
    Goodwill                                                           13,240      3,325
    Other assets                                                           45         45
                                                                      -------    -------
        Total assets                                                  $35,385    $23,610
                                                                      =======    =======
LIABILITIES AND PARENT'S INVESTMENT

    Current Liabilities:
        Accounts payable                                                2,595      2,725
        Accrued liabilities                                             4,368      3,963
                                                                      -------    -------
        Total current liabilities                                       6,963      6,688
                                                                      -------    -------
    Deferred income taxes                                                 -          480
    Post-retirement benefit liability                                   2,116      2,104
                                                                      -------    -------
        Total liabilities                                               9,079      9,272
                                                                      -------    -------
    Minority interest in consolidated entity                              438        273

    Parent's investment                                                25,868     14,065
                                                                      -------    -------
        Total liabilities and parent's investment                     $35,385    $23,610
                                                                      =======    =======

   The accompanying notes are an integral part of these financial statements.

                     SPACELABS BURDICK, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                          YEAR ENDED      YEAR ENDED        JANUARY 1,      JULY 3, 2002 TO
                                         DECEMBER 31,    DECEMBER 31,    2002 TO JULY 2,       DECEMBER
                                            2000            2001             2002              31, 2002
                                         ------------    ------------    ---------------    ---------------
REVENUES:
  Systems                                  $ 42,469        $ 37,317         $ 19,147           $ 18,319
  Service                                     1,970           1,456              727                803
                                           --------        --------         --------           --------
         Total revenues                      44,439          38,773           19,874             19,122
                                           --------        --------         --------           --------
COST OF REVENUES:
  Systems                                    28,048          24,698           12,763             12,672
  Service                                     1,584           1,548              818                844
                                           --------        --------         --------           --------
         Total cost of revenues              29,632          26,246           13,581             13,516
                                           --------        --------         --------           --------
         Gross profit                        14,807          12,527            6,293              5,606
                                           --------        --------         --------           --------

OPERATING EXPENSES:
  Research and development                    4,368           3,880            1,956              1,727
  Sales and marketing                         9,300           7,855            3,970              3,793
  General and administrative                  5,670           4,762            1,958              2,578
  Write-off of in process
    research and development                      -               -                -              1,328
                                           --------        --------         --------           --------
         Total operating expenses            19,338          16,497            7,884              9,426
                                           --------        --------         --------           --------

         Operating loss                      (4,531)         (3,970)          (1,591)            (3,820)
                                           --------        --------         --------           --------

OTHER INCOME (EXPENSE):
  Other income (expense), net                   (77)           (221)              18                 45
                                           --------        --------         --------           --------
         Total other income (expense)           (77)           (221)              18                 45
                                           --------        --------         --------           --------

Loss before income taxes                     (4,608)         (4,191)          (1,573)            (3,775)
                                           --------        --------         --------           --------
          Income taxes                            -               -                -                  -
                                           --------        --------         --------           --------
          Net loss                         $ (4,608)       $ (4,191)        $ (1,573)          $ (3,775)
                                           ========        ========         ========           ========

   The accompanying notes are an integral part of these financial statements.

                     SPACELABS BURDICK, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF PARENT'S INVESTMENT
                                 (IN THOUSANDS)

Balance, December 31, 1999                                   $ 36,255
       Net loss                                                (4,608)
       Increase in investment, net                                279
                                                             --------

Balance, December 31, 2000                                     31,926
       Net loss                                                (4,191)
       Decrease in investment, net                             (1,867)
                                                             --------

Balance, December 31, 2001                                     25,868
       Net loss                                                (1,573)
       Increase in investment, net                                421
                                                             --------

Balance, July 2, 2002                                        $ 24,716
                                                             ========

Instrumentarium acquisition of Spacelabs Burdick             $ 20,094
       Net loss                                                (3,775)
       Decrease in investment, net                             (2,254)
                                                             --------
Balance, December 31, 2002                                   $ 14,065
                                                             ========

   The accompanying notes are an integral part of these financial statements.

                     SPACELABS BURDICK, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                              YEAR ENDED    YEAR ENDED      JANUARY 1,    JULY 3, 2002 TO
                                                               DECEMBER      DECEMBER     2002 TO JULY       DECEMBER
                                                               31, 2000      31, 2001       2, 2002          31,2002
                                                              ----------    ----------    ------------    ---------------
Operating Activities:
Net loss                                                      $ (4,608)     $(4,191)       $(1,573)          $(3,775)
Adjustments to reconcile net loss to net cash from
operating activities -
        Depreciation and amortization                            2,128        1,686            390               964
        (Gain) loss on sale of equipment                           (90)           4              -                 -
        (Decrease) increase in minority interest                   (45)          (3)           (75)              (90)
        Write-off of in-process research and development             -            -              -             1,328
        Change in operating assets and liabilities
              Accounts receivable                                3,734          488            223             1,017
              Inventories                                          744        2,912          1,708             2,224
              Prepaid expenses and other assets                    113          139              9              (124)
              Accounts payable                                  (2,051)         615             20               110
              Accrued liabilities                                 (593)         439           (929)              524
              Post-retirement liability                             24           32            224              (236)
                                                              --------      -------        -------           -------
                    Net cash flows from operating activities      (644)       2,121             (3)            1,942
                                                              --------      -------        -------           -------
Investing Activities:
        Purchase of machinery and equipment                       (102)         (85)            (5)              (31)
        Proceeds from sale of machinery and equipment              109            9              -                 -
                                                              --------      -------        -------           -------
                    Net cash flows from investing activities         7          (76)            (5)              (31)
                                                              --------      -------        -------           -------
Financing Activities:
        Parent's investment, net                                   279       (1,867)           408            (2,414)
                                                              --------      -------        -------           -------
              Net cash flows from financing activities             279       (1,867)           408            (2,414)
                                                              --------      -------        -------           -------
INCREASE (DECREASE) IN CASH                                       (358)         178            400              (503)

CASH, beginning of period                                          669          311            489               889
                                                              --------      -------        -------           -------

CASH, end of period                                           $    311      $   489        $   889           $   386
                                                              ========      =======        =======           =======
SUPPLEMENTAL DISCLOSURES OF NON-CASH
        INVESTING AND FINANCING ACTIVITIES:
              Increase in parent's investment through
                    transfers of machinery and equipment             -            -             13               160

The accompanying notes are an integral part of these financial statements

                     SPACELABS BURDICK, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                                December 31, 2002

                          (Dollar amounts in thousands)

1.       ORGANIZATION AND DESCRIPTION OF BUSINESS

Spacelabs-Burdick, Inc., a Delaware corporation, and its majority-owned subsidiary Shanghai Burdick Medical Instruments Company, Ltd. are referred to herein as Burdick. Burdick develops, manufactures, markets and services a family of diagnostic cardiology systems used in the diagnosis of patients with heart disease. Burdick supplies ECG carts, Holter monitors and cardiology information systems to U.S. physicians' offices and international distributors.

Burdick was a wholly-owned subsidiary of Spacelabs Medical, Inc. ("Spacelabs") for all periods presented. Effective July 3, 2002, Spacelabs became a wholly-owned subsidiary of Instrumentarium Corporation ("Instrumentarium") in a transaction accounted for as a purchase ("the Instrumentarium Purchase").

CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

Burdick is subject to a number of risks and can be affected by a variety of factors. For example, management of Burdick believes that any of the following factors could have a significant negative effect on Burdick's future financial position, results of operations and cash flows: failure to keep pace with changes in the marketplace; failure to develop and commercialize new versions of products or products lines; reduced demand for Burdick's products; risks associated with product liability and product defects or errors; intense competition with other companies with greater financial, technical and marketing resources; inadequate levels of reimbursement from governmental or other third-party payors for procedures using Burdick's products or systems; failure of Burdick or its suppliers to obtain or maintain necessary FDA clearances or approvals for products; failure to attract and retain key personnel; failure to protect intellectual property; risks associated with expanding international operations; and litigation or other claims against Burdick.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements present Burdick on a consolidated basis. All significant intercompany accounts and transactions have been eliminated.

Spacelabs' cost basis in Burdick has been pushed down to these financial statements as of December 31, 2001, for each of the two years ended December 31, 2001, and for the period January 1, 2002 through July 2, 2002. Instrumentarium's cost basis in Burdick has been pushed down to these financial statements as of December 31, 2002 and for the period July 3, 2002 through December 31, 2002.

On December 23, 2002, Quinton Cardiology Systems, Inc. ("Quinton") entered into a Stock Purchase Agreement (the "Purchase Agreement") with Spacelabs, Burdick, and Datex-Ohmeda, Inc., a Delaware corporation, to purchase from Spacelabs all of the outstanding shares of capital stock of Burdick ("the Acquisition").

ALLOCATIONS

All costs of doing business are included in Burdick's financial statements, including expenses incurred by Spacelabs on behalf of Burdick. Expenses incurred by Spacelabs that are not practicable to specifically identify as Burdick costs, which include product development and engineering service costs, field service department costs, sales and marketing

                    SPACELABS BURDICK, INC. AND SUBSIDIARY
            Notes to Consolidated Financial Statements -- Continued
                         (Dollar amounts in thousands)

management and sales support costs, acute care executive management, management information system department costs and certain finance and administration costs including cash management, internal audit, tax services, legal, human resources, general accounting and executive officer costs, have been allocated by Spacelabs. Management has allocated these costs primarily based on percentage estimates of time or departmental effort devoted to working on Burdick related matters in relation to overall Spacelabs corporate wide matters. Management of Burdick believes these methods of allocation are reasonable, and approximate what these expenses would have been on a stand-alone basis. Allocated costs totaled $1,151, $2,324, $1,164, and $1,139 for the years ended December 31, 2000 and 2001, the period January 1, 2002 to July 2, 2002, and the period July 3, 2002 to December 31, 2002, respectively.

USE OF ESTIMATES

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. These estimates include assessing the collectability of accounts receivable, the saleability and recoverability of inventory, the adequacy of warranty liabilities, the realizability of deferred tax assets, the fair value and the useful lives of tangible and intangible assets, and the recoverability of goodwill, among others. The market for Burdick's products is characterized by intense competition, rapid technological development and frequent new product introductions, all of which could affect the future realizability of Burdick's assets. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the consolidated financial statements in the periods they are determined to be necessary. Actual results could differ from these estimates.

CASH

Burdick has historically participated in Spacelab's cash management program, under which Burdick's cash receipts are periodically transferred to a Spacelabs cash account and Burdick's disbursements are withdrawn from a Spacelabs cash account. For purposes of the statement of cash flows, Burdick's disbursements withdrawn from a Spacelabs cash account are considered cash flows of Burdick.

INVENTORIES

Inventories are stated at the lower of cost, determined on a first-in, first-out basis, or market. Cost includes materials, labor and overhead. Burdick records inventory write-downs to market based on its estimate of excess and/or obsolete inventory. In connection with the Instrumentarium Purchase, inventories were increased to their estimated selling prices, less the sum of costs of disposal and a normal selling margin. This adjustment, which totaled $1,290, was recorded in cost of systems revenues subsequent to the Instrumentarium purchase over the period July 3, 2002 to December 31, 2002, based on the average turnover of inventories.

MACHINERY AND EQUIPMENT

Machinery and equipment, which includes leasehold improvements, are stated at Spacelabs' cost basis at December 31, 2001 and at Instrumentarium's cost basis at December 31, 2002. As a result of the Instrumentarium purchase, the cost basis at July 3, 2002 was adjusted to equal the estimated fair value of machinery and equipment and accumulated depreciation and amortization was adjusted to zero. Machinery and equipment is depreciated using the straight-line method over the estimated useful lives of three to ten years. Leasehold improvements are amortized over the shorter of the estimated useful life or the lease term. The costs for improvements are capitalized. Expenditures for maintenance and repairs are expensed as incurred. Upon retirement or disposal, the cost and accumulated depreciation and amortization are reduced and any gain or loss is recorded.

LONG-LIVED ASSETS

Burdick's intangible asset balance prior to the Instrumentarium Purchase was comprised of customer-related intangible assets and a trade name. In connection with the Instrumentarium Purchase, management of Spacelabs determined the fair values of all intangible assets that are separable or that arise from a legal or contractual relationship, adjusted recorded intangible assets to reflect the estimated values and adjusted accumulated amortization to zero. Intangible assets are amortized over their estimated useful lives, which were as follows:

                     SPACELABS BURDICK, INC. AND SUBSIDIARY
            Notes to Consolidated Financial Statements -- Continued
                         (Dollar amounts in thousands)
--------------------------------------------------------------------------
                                      PRIOR TO                  AFTER
                                   INSTRUMENTARIUM         INSTRUMENTARIUM
                                      PURCHASE                PURCHASE
--------------------------------------------------------------------------
Trade name                             20 years                Indefinite
--------------------------------------------------------------------------
Customer-related intangibles           20 years                10 years
--------------------------------------------------------------------------
Developed technology                     N/A                    5 years
--------------------------------------------------------------------------

GOODWILL AND TRADENAME

Goodwill at December 31, 2001 represents the excess of cost over fair values of net assets acquired resulting from Spacelab's acquisition of Burdick in 1997, and is net of accumulated amortization of $3,889 which was determined using an estimated life of 20 years. At December 31, 2001, management of Spacelabs determined that goodwill was not impaired following guidance of Statement of Financial Accounting Standards ("SFAS") 121 "Accounting for the Impairment of Long-Lived Assets and Assets to Be Disposed Of."

As of January 1, 2002, Burdick changed its method of accounting for goodwill and other intangible assets in accordance with SFAS No. 142, which requires that goodwill be tested for impairment at the reporting unit level. The first step of the goodwill impairment test, used to identify potential impairment, compares management's estimate of the fair value of each reporting unit with its carrying amount, including goodwill. As Spacelabs' management estimated that at January 1, 2002, the fair value of Burdick exceed the carrying amount, goodwill was determined to be not impaired. The second step of the impairment test, which would compare the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill, was unnecessary for the periods presented.

In connection with the Instrumentarium Purchase, it was determined that the trade name intangible asset met SFAS No. 142 requirements of an indefinite life intangible asset and, accordingly, Burdick did not record amortization subsequent to the Instrumentarium Purchase.

Net loss for the years ended December 31, 2000 and 2001 adjusted to exclude goodwill amortization expense of $849 in each year, was $3,759 and $3,342, respectively.

Goodwill at December 31, 2002 results from the pushdown of the allocation of costs of the Instrumentarium Purchase. The amount of goodwill assigned to Burdick was based on the excess of the estimated fair value of Burdick over the estimated fair values of the net assets of Burdick.

CONCENTRATIONS

Burdick's largest customer accounted for 25%, 21%, 26%, and 32% of sales, and Burdick's second largest customer accounted for 12%, 15%, 16%, and 13% of sales, during the years ended December 31, 2000 and 2001, the period January 1, 2002 through July 2, 2002, and the period July 3, 2002 through December 31, 2002, respectively. The Company's third largest customer accounted for 10% of Burdick's sales in 2001 and less than 10% for other presented periods.

The Company performs initial and ongoing evaluations of its customers' financial position, and generally extends credit on open account. The Company maintains an allowance for doubtful accounts which is reflective of management's estimate of probable accounts receivable losses. Management determines the allowance based on known troubled accounts, historical experience and other currently available evidence. Trade receivable balances are charged against the allowance at the time management determines such balances to be uncollectable.

INCOME TAXES

Income taxes are accounted for under the asset and liability method, and are presented as if Burdick were a standalone taxable entity. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as net operating loss and tax credit carryforwards. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets if it is more likely than not that such assets would not be realized on a standalone basis.

REVENUE RECOGNITION

Burdick's revenue recognition policies are based on the requirements of SEC Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements". Revenue from the sales of systems to distributors is recognized when title transfers, typically upon shipment except for those distributors where Burdick has agreed to title transfer upon delivery, and all of Burdick's significant obligations have been satisfied. Burdick's distributors do not have price protection or product return rights, except that one of Burdick's distributors has the right to return unsold product if Burdick cancels the distributor agreement.

Burdick offers optional extended service contracts to customers. Revenue derived from service contracts is deferred and recognized on a straight-line basis over the lives of the contracts, which generally begin after the expiration of the original

                     SPACELABS BURDICK, INC. AND SUBSIDIARY
           Notes to Consolidated Financial Statements -- Continued
                         (Dollar amounts in thousands)

warranty period. Revenue from billable service and repair activity, other than pursuant to warranty and extended service contract obligations, is recognized when the service is performed and collection of the resulting receivable is probable.

SHIPPING AND HANDLING

Burdick invoices its customers based on a delivered price and includes the amount billed, if any, for shipping and handling in revenue. There is generally no separate freight charge billed to customers. Costs of shipping and handling are recorded as a cost of goods sold.

REBATES AND COMMISSIONS

Consideration paid or credited from Burdick to its customers, which are generally resellers of Burdick's products, consist of rebates and commissions. Rebates and commissions are recorded as a reduction of the selling prices of Burdick's products and, therefore, are characterized as a reduction of revenue in the period the revenue is recognized.

SOFTWARE DEVELOPMENT COSTS

Under the criteria set forth in SFAS 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," capitalization of software development costs begins upon the establishment of technological feasibility of the product, which Burdick has defined as the completion of beta testing of a working product. The establishment of technological feasibility requires considerable judgment by management with respect to certain external factors, including, but not limited to, the estimated economic life of changes in software and hardware technology. Amounts capitalizable under this statement, after consideration of the above factors, were immaterial, and therefore, no software development costs have been capitalized.

EXPORT SALES

Export sales were 11%, 12%, 12% and 7%, respectively, of total revenues during the years ended December 31, 2000 and 2001, the period January 1, 2002 through July 2, 2002, and the period July 3, 2002 through December 31, 2002, respectively. Export sales are denominated in U.S. dollars. Accordingly, the Company has not incurred any significant foreign currency transaction or translation gains or losses.

ADVERTISING COSTS

The cost of advertising is expensed as incurred. Advertising expenses were $330, $226, $158, and $64 during the years ended December 31, 2000 and 2001, the period January 1, 2002 through July 2, 2002, and the period July 3, 2002 through December 31, 2002, respectively.

WARRANTY

Burdick provides warranty service covering the systems it sells. Estimates of future costs of providing warranty service, which relate principally to the hardware components of the systems, are provided for when the systems are sold. Management estimates warranty liability amounts based on historical warranty costs and consideration for average product warranty periods and related product sales results.

         Burdick's warranty liability is summarized as follows (amounts in thousands):

                                             CHARGED                   BALANCE -
                               BEGINNING     TO COST       APPLIED      END OF
                               OF PERIOD   OF REVENUES   TO LIABILITY   PERIOD
                               ---------   -----------   ------------  ---------
Period from July 3, 2002
  to December 31, 2002          $1,033         $385         $(402)       $1,016

                    SPACELABS BURDICK, INC. AND SUBSIDIARY
            Notes to Consolidated Financial Statements -- Continued
                         (Dollar amounts in thousands)

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred.

IN PROCESS RESEARCH AND DEVELOPMENT

Burdick's financial statements for the period July 3, 2002 through December 31, 2002 include a write-off of the estimated fair value of in-process research and development costs at the date of the acquisition of Spacelabs by Instrumentarium. The fair value of in-process research and development of $1,328 as of July 3, 2002 has been estimated based on information obtained in connection with the Acquisition.

In-process research and development acquired in connection with the Instrumentarium Purchase consisted of two projects. Each of these projects is subject to risks and uncertainties relating to completion and market acceptance. Fair values were estimated based on estimated future cash flows, discounted to reflect the risks and uncertainties.

One in-process project had an estimated fair value of approximately $1,200 and was approximately 85% complete. This project is an industrial re-design to replace an existing system sold by Burdick, and involves substantial changes in the underlying software, as well as in the product packaging, look and feel. Management expects to release the new product in 2003.

The other in-process project had an estimated fair value of approximately $100 and was approximately 50% complete. This project is new product architecture for next generation systems, and involves development of the electronics package to digitize patient data for use in the next generation systems. Management expects this project will be completed near the end of 2003.

FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

Financial instruments consist of cash, accounts receivable, accounts payable, accrued liabilities and debt. Financial instruments that are short-term and/or that have little or no market risk are estimated to have a fair value equal to book value. The assets and liabilities listed above fall under this category.

Management performs initial and ongoing evaluations of its customers' financial position, and generally extends credit on open account. Burdick maintains an allowance for doubtful accounts which is reflective of management's estimate of probable accounts receivable losses. Management determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

ACCOUNTING FOR STOCK-BASED COMPENSATION

Burdick has elected to apply the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." In accordance with the provisions of SFAS 123, Burdick applies Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for stock option plans of Spacelabs that Burdick employees participate in. Stock-based compensation amounts are attributed based on awards to Burdick employees.

Had compensation cost been determined based on the fair value of the options at the grant dates during the years ended December 31, 2000 and 2001, the period January 1, 2002 through July 2, 2002, and the period July 3, 2002 through December 31, 2002, respectively, consistent with the provisions of SFAS 123, Burdick's reported net income and loss would have been the pro forma amounts indicated below:

                                                    YEAR ENDED     YEAR ENDED     JANUARY 1,    JULY 3, 2002 TO
                                                   DECEMBER 31,   DECEMBER 31,   2002 TO JULY       DECEMBER
                                                       2000           2001          2, 2002         31,2002
                                                   ------------   ------------   ------------   ---------------
Net loss - as reported                               $(4,608)       $(4,191)       $(1,573)        $(3,775)
Deduct:  Stock-based employee compensation
 expense determined under fair value method, net
 of related tax effects                                 (102)           (79)           (14)           (  -)
                                                     -------        -------        -------         -------
Net loss - pro forma                                 $(4,710)       $(4,270)       $(1,587)        $(3,775)
                                                     =======        =======        =======         =======

SEGMENT REPORTING

Burdick has adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS 131 requires companies to disclose certain information about reportable segments. Based on the criteria within SFAS 131, management has determined that it currently has one reportable segment, diagnostic cardiology systems and related services.

The following table summarizes revenues, which are attributed based on the geographic location of the customers, for the years ended December 31, 2000 and 2001, the period January 1, 2002 through July 2, 2002, and the period July 3, 2002 through December 31, 2002, (amounts in thousands),

                    SPACELABS BURDICK, INC. AND SUBSIDIARY
            Notes to Consolidated Financial Statements -- Continued
                         (Dollar amounts in thousands)

                         YEAR ENDED      YEAR ENDED      JANUARY 1,     JULY 3, 2002 TO
                        DECEMBER 31,    DECEMBER 31,    2002 TO JULY      DECEMBER 31,
                            2000            2001          2, 2002            2002
                        ------------    ------------    ------------    ---------------
Domestic                 $  39,111       $  33,785        $  17,157        $  17,474
International                5,328           4,988            2,717            1,648
                         ---------       ---------        ---------        ---------

Total                      $44,439       $  38,773        $  19,874        $  19,122
                         =========       =========        =========        =========

RECENT ACCOUNTING PRONOUNCEMENTS

In August 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which provides the accounting requirements for retirement obligations associated with tangible long-lived assets. SFAS 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. SFAS 143 is effective for Burdick's 2003 fiscal year. The adoption of SFAS 143 is not expected to have a material impact on Burdick's consolidated financial position or results of operations.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity should be recognized at fair value when the liability is incurred. SFAS 146 is effective for Burdick's 2003 fiscal year. The adoption of SFAS 146 is not expected to have a material impact on Burdick's consolidated financial position or results of operations.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This standard establishes disclosure requirements for December 31, 2002 financial statements for companies that make certain types of guarantees. Beginning in 2003, the standard requires that companies record the fair value of certain types of guarantees as a liability in the financial statements. Management does not expect the interpretation to have a material impact on Burdick's consolidated financial position or results of operations, but has revised its disclosures accordingly.

In November 2002, the Emerging Issues Task Force (EITF) reached a consensus on EITF 00-21, "Revenue Arrangements with Multiple Deliverables" with respect to determining when and how to allocate revenue from sales with multiple deliverables. The EITF 00-21 consensus provides a framework for determining when and how to allocate revenue from sales with multiple deliverables based on a determination of whether the multiple deliverables qualify to be accounted for as separate units of accounting. The consensus is effective prospectively for arrangements entered into in fiscal periods beginning after June 15, 2003. Management does not expect that the adoption of this consensus will have a material impact on Burdick's consolidated financial position or results of operations.

                     SPACELABS BURDICK, INC. AND SUBSIDIARY
            Notes to Consolidated Financial Statements -- Continued
                         (Dollar amounts in thousands)

3.       INVENTORIES

Inventories are comprised of the following as of December 31 (amounts in thousands):

                                                2001           2002
                                              --------       --------
Raw materials                                 $  5,311       $  3,963
Work in progress                                   437             53
Finished goods                                   3,253          2,361
                                              --------       --------

Total inventories                             $  9,001       $  6,377
                                              ========       ========

4.       MACHINERY AND EQUIPMENT

Machinery and equipment includes the following as of December 31 (amounts in thousands):

                                                     DEPRECIABLE
                                                        LIVES          2001        2002
                                                     -----------     --------    --------
Equipment                                            (3-7 years)     $  4,096     $   577
Data processing equipment                            (3-5 years)        2,611         222
Furniture and fixtures                               (5 years)          1,096         167
Leasehold improvements                               (10 years)           450         513
Less: Accumulated depreciation and amortization                        (7,278)       (299)
                                                                     --------    --------

Net machinery and equipment                                          $    975    $  1,180
                                                                     ========    ========

5.       ACCRUED LIABILITIES

Accrued liabilities are comprised of the following as of December 31 (amounts in thousands):

                                                          2001        2002
                                                        --------    --------
Accrued compensation and benefits                       $  1,173    $  1,259
Accrued sales tax                                            317         127
Accrued sales promotions                                     450         416
Warranty liability                                         1,050       1,016
Other accrued liabilities                                  1,378       1,145
                                                        --------    --------

Total accrued liabilities                               $  4,368    $  3,963
                                                        ========    ========

6.       INTANGIBLE ASSETS

Intangible assets include the following as of December 31, 2002 (amounts in thousands):

                                                         GROSS
                                                       CARRYING    ACCUMULATED
                                                        AMOUNT     AMORTIZATION
                                                       --------    ------------
 Developed technology                                  $  4,242      $   425
 Customer-related intangibles                          $  2,000      $   100
 Trade name                                            $  1,170      $    --

The Company's developed technology and customer-related intangibles have amortization periods of 5 and 10 years, respectively. For the years ended December 31, 2000 and 2001, and the period from January 1, 2002 to July 2, 2002, the Company recorded amortization of $335, $335 and $167 relating to intangibles that existed prior to the Instrumentarium Purchase. For the period from July 3, 2002 to December 31, 2002, the Company recorded amortization expense of $665 which included amortization of $140 related to an acquired sales backlog with an assigned life of six months and $525 relating to developed technology and customer-related intangibles that were recorded in connection with the Instrumentarium Purchase.

                    SPACELABS BURDICK, INC. AND SUBSIDIARY
            Notes to Consolidated Financial Statements -- Continued
                         (Dollar amounts in thousands)

The Company's estimated amortization expense for the next five years is summarized as follows (in thousands):

2003             $   1,050
2004             $   1,050
2005             $   1,050
2006             $   1,050
2007             $     625

7.       INCOME TAXES

The Company accounts for income taxes pursuant to the provisions of SFAS No. 109, "Accounting for Income Taxes." A valuation allowance has been recorded for the net balance of the deferred tax assets as a result of uncertainties regarding realization of the asset including the lack of operating profitability to date and the uncertainty over future operating profitability. The valuation allowance increased for the years ended December 31, 2000 and 2001, the period January 1, 2002 through July 2, 2002, and the period July 3, 2002 through December 31, 2002 by $1,843, $1,676, $629, and $979, respectively.

For all periods presented, Burdick's effective tax rate differs from the federal statutory rate as a result of state taxes and the change in the valuation allowance. In the period July 3, 2002 through December 31, 2002, the write-off of in process research and development impacted the effective tax rate by approximately 14%, which was offset by a change in the valuation allowance.

Deferred tax assets (liabilities) are comprised of the following as of December 31, 2001 and 2002 (amounts in thousands):

                                                               2001         2002
                                                            --------     --------
Deferred tax assets:
  Net operating loss carryforward                           $  3,302     $  2,447
  Allowance for doubtful accounts                                124          142
  Accrued vacation liability                                     148          153
  Accrued sales promotions liability                             180          166
  Inventory basis difference                                   1,034        1,701
  Post retirement benefits liability                             846          842
  Warranty liability                                             420          406
  Machinery and equipment                                        144          180
  Other                                                          413          432
                                                            --------     --------
Gross deferred tax assets                                      6,611        6,469
Deferred tax liabilities:
  Corporate trade name                                        (1,473)        (480)
  Customer-related intangibles and developed technology         (594)      (2,287)
                                                            --------     --------
Net Deferred tax assets                                        4,544        3,702
Deferred tax assets valuation allowance                       (4,544)      (4,182)
                                                            --------     --------

Net deferred tax asset (liability)                          $      -     $   (480)
                                                            ========     ========

Because Burdick has historically been included in the consolidated tax returns of Spacelabs through the date of the Instrumentarium purchase and in the consolidated tax return of Instrumentarium subsequently, net operating loss carryforwards are not available for Burdick's future use.

                    SPACELABS BURDICK, INC. AND SUBSIDIARY
             Notes to Consolidated Financial Statements -- Continued
                         (Dollar amounts in thousands)


8.       COMMITMENTS AND CONTINGENCIES

  LEASE COMMITMENTS

Burdick leases its office, production and warehouse facilities under an operating lease. This non-cancelable facility lease agreement expires on November 30, 2008, but Burdick is able to enter into two successive renewal terms of five years each. Future minimum lease payments, including this facility lease, under non-cancelable leases totaled $3,795 at December 31, 2002, payable as follows (amounts in thousands):

2003                          $    573
2004                               630
2005                               662
2006                               662
2007                               662
Thereafter                         606
                              --------
                              $  3,795
                              --------

Net rental expense, including common area maintenance costs, during the years ended December 31, 2000 and 2001, the period from January 1, 2002 through July 2, 2002, and the period from July 3, 2002 through December 31, 2002 was approximately $525, $533, $286 and $286, respectively.

  LEGAL MATTERS

Various lawsuits and claims are pending against Burdick. Although the outcome of such lawsuits and claims cannot be predicted with certainty, the expected disposition thereof will not, in the opinion of management, both individually and in the aggregate, result in a material adverse effect on the Burdick results of operations and financial position.

                    SPACELABS BURDICK, INC. AND SUBSIDIARY
            Notes to Consolidated Financial Statements -- Continued
                         (Dollar amounts in thousands)


9.       STOCK OPTION PLAN

Certain Burdick employees participate in a Spacelabs stock option plan which is described below. Burdick applies APB Opinion No. 25 and related interpretations, under which no compensation cost has been recognized for employee stock option awards as the awards are fixed and the intrinsic value of an award at the date of grant is not greater than zero.

Under the 1993 Nonofficer Employee Option, Stock Appreciation Right, Restricted Stock, Stock Grant and Performance Unit Plan (the "Nonofficer Employee Plan") as amended, shares of Spacelabs common stock were reserved for issuance upon the exercise of stock options at prices determined by Spacelabs' Nonofficer Employee Plan Committee, for issuance of restricted shares for cash equal to the par value of the shares of common stock and for issuance upon the payment of the base price assigned to stock appreciation rights or performance unit awards. At December 31, 2001, options to purchase 42,500 shares of stock were outstanding to Burdick employees under the Nonofficer Employee Plan. Stock options and restricted shares granted under the Nonofficer Employee Plan generally vest on a cumulative basis at 25% per year over a four-year period and have a maximum term of 10 years.

A summary of options granted and outstanding to Burdick employees under the Spacelabs plan is presented below:

                                                          WEIGHTED-
                                                           AVERAGE
                                                          EXERCISE
                                           OPTIONS         PRICE
                                          -------------------------
Balance, December 31, 1999                  126,467       $16.63
   Granted                                   13,500        15.56
   Exercised                                 (2,500)       00.01
   Canceled                                 (82,967)       16.79
                                          -------------------------

Balance, December 31, 2000                   54,500        16.89
   Granted                                    5,000        12.41
   Exercised                                      -            -
   Canceled                                 (17,000)       16.55
                                          -------------------------

Balance, December 31, 2001                   42,500        16.50
   Granted                                        -            -
   Exercised                                 (3,000)       12.41
   Redeemed/Canceled                        (39,500)       16.81
                                          -------------------------

Balance, July 2, 2002                             -       $    -
                                          --------------------------

No equity-based compensation awards were made to Burdick employees in the period from January 1, 2002 to July 2, 2002 or in the period subsequent to the Instrumentarium Purchase through December 31, 2002. In connection with the Instrumentarium Purchase, all options held by Burdick employees were vested and redeemed pursuant to the terms of the original award. There were no stock options held by Burdick employees outstanding at December 31, 2002.

The fair value of each employee option grant is established on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants during the years ended December 31, 2000 and 2001: zero dividend yield; risk-free interest rate of 6.5% and 4.9%, respectively; volatility of 34% and 45% respectively; and expected lives of 4 years in both periods. The weighted-average fair value of options granted in the years ended December 31, 2000 and 2001 were $5.68 and $5.11, respectively.

                     SPACELABS BURDICK, INC. AND SUBSIDIARY
            Notes to Consolidated Financial Statements -- Continued
                         (Dollar amounts in thousands)


10.      RETIREMENT PLANS

RETIREMENT 401(k) SAVINGS PLAN

Full-time Burdick employees are entitled to participate in the Spacelabs Burdick, Inc. 401(k) Savings Plan. Participants may elect to defer up to 16% of their pretax salary, but not more than statutory limits. Burdick contributes twenty-five cents for each dollar contributed by a participant, provided the participant contribution does not exceed 4% of the employee's earnings. Burdick contributions under the Spacelabs Burdick, Inc. 401(k) Savings Plan vest over a five-year period. The Company contributed $97, $54, $40, and $36 to this plan in the years ended December 31, 2000 and 2001, the period January 1, 2002 to July 2, 2002, and the period July 3, 2002 to December 31, 2002, respectively.

POST-RETIREMENT PLAN

Certain former Burdick employees are provided unfunded healthcare and life insurance benefits by Spacelabs through a post-retirement plan. Current employees are not entitled to these benefits upon retirement. The accumulated post-retirement benefit obligation as of the date of the Instrumentarium Purchase is measured based on attribution of changes to the benefit obligation pro rata to the periods presented, and the previously unrecognized net actuarial gain did not impact the allocation of purchase cost. A summary of this plan is as follows:


                                                                                          January 1,       July 3,
                                                                                           2002 to         2002 to
                                                                                           July 2,       December 31,
                                                                2000          2001          2002            2002
                                                               --------     --------      --------     -----------------
Change in benefit obligation:
  Projected benefit obligation at beginning of period          $ 1,958      $  2,027      $  2,071      $   2,103
  Interest cost                                                    159           151            30             30
  Actuarial loss                                                    74            46            31             --
  Benefits paid                                                   (164)         (153)          (29)           (29)
                                                               -------      --------      --------      ---------
Projected benefit obligation at end of period                  $  2,027     $  2,071      $  2,103      $   2,104
                                                               ========     ========      ========      =========
Funded status at end of year:
  Unfunded projected benefit obligation                        $ (2,027)    $ (2,071)                   $  (2,104)
  Unrecognized net actuarial gain                                   (91)         (45)                          --
                                                               --------     --------                    ---------
Accrued benefit cost                                           $ (2,118)    $ (2,116)                   $  (2,104)
                                                               ========     ========                    =========

A weighted average discount rate of 7.5% and 6.75% was used in determining the projected benefit obligation as of December 31, 2001 and 2002, respectively. For 2001 and 2002 respectively, future benefit costs were estimated assuming medical costs would increase at an 8.5% and 14.0% annual rate. For 2001 and 2002, respectively, rates were assumed to decrease for seven and nine years until they reached 5%, remaining constant thereafter.

11.      RELATED PARTY TRANSACTIONS

The Company's transactions with related parties included in the consolidated financial statements are as follows:

  SPACELABS MEDICAL, INC.

Spacelabs Medical, Inc., the Company's former parent, has performed certain management and oversight procedures and has maintained certain departments which have served the Company during the periods presented. Certain costs applicable to Burdick's operations have been allocated to the Company by Spacelabs.

Certain of Burdick's sales, including international sales and sales to acute care customers, have historically been invoiced to customers by Spacelabs on invoices that combined Burdick's sales with sales of Spacelab's other businesses. The amounts of such sales, which are included in the accompanying statements of operations, were $5,448, $6,385, $3,379, and $2,414 in the years ended December 31, 2000 and 2001, the period January 1, 2002 through July 2, 2002, and the period July 3, 2002 through December 31, 2002, respectively. Accounts receivable relating to these sales have been allocated by Spacelabs based on days sales outstanding, and totaled $2,097 and $1,473 at December 31, 2001 and 2002, respectively.

                     SPACELABS BURDICK, INC. AND SUBSIDIARY
             Notes to Consolidated Financial Statements -- Continued
                         (Dollar amounts in thousands)

Burdick has been included in the consolidated tax returns of Spacelabs for the years ended December 31, 2000 and 2001 and for the period January 1, 2002 through July 2, 2002. Burdick will be included in the consolidated tax return of Instrumentarium for the period July 3, 2002 through December 31, 2002. Tax expense in these financial statements is presented on stand-alone basis for all periods.

12.      SUBSEQUENT EVENT

On December 23, 2002, Quinton Cardiology Systems, Inc. ("Quinton") entered into a Stock Purchase Agreement (the "Purchase Agreement") with Spacelabs, Burdick, and Datex-Ohmeda, Inc., a Delaware corporation, to purchase from Spacelabs all of the outstanding shares of capital stock of Burdick ("the Acquisition"). On January 2, 2003, the Acquisition was completed, subject to certain post-closing adjustments.

The purchase price for the Company was $24,000 in cash. The purchase price is subject to certain post closing adjustments. At the time of the purchase, $1,300 of the purchase price was held back as an offset against certain accounts receivable, which will be retained and collected by Spacelabs. The actual amount of such accounts receivable was subsequently determined to be $1,473. By the terms of the purchase agreement, the $1,473 will be treated, effectively, as a reduction in the purchase price.

In addition, the purchase price is subject to adjustment based on net working capital, as defined, as of the date of the purchase. Based on Spacelabs determination of net working capital as of the date of the purchase, the purchase price would be reduced by another $1,119 and this amount would be refunded to Quinton, in addition to the $173, discussed above. Quinton and Spacelabs are in the process of determining the appropriate purchase price adjustment. This matter will be resolved either through negotiation or through a third party arbitration process, as outlined in the Purchase Agreement.